EXHIBIT 3(i)


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                          CERTIFICATE OF INCORPORATION

         FIRST:            The name of the corporation shall be: MODENA
1, INC.

         SECOND:           Its registered office in the State of Delaware is to
be located at 2771 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

         THIRD:            The purpose or purposes of the corporation
shall be:

                           To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH:           The total number of shares of stock, which this
corporation is authorized to issue is: Fifty Million (50,000,000) shares of Common Stock with a par value of .001.

         FIFTH:            The name and address of the incorporator is
as follows:

                           Angela Creppon
                           2711 Centerville Road
                           Suite 400
                           Wilmington, Delaware 19808

         SIXTH:            The Board of Directors shall have the power to adopt,
amend or repeal the by-laws.

         SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 18th day of November, A.D. 2003.


                             /s/ Angela Creppon
                             ---------------------
                             Name:  Angela Creppon
                             Incorporator



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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                                 MODENA 1, INC.





It is hereby certified that:

     1. The name of the corporation (hereinafter called the ("corporation") is MODENA 1, INC.

     2. The certificate of incorporation of the corporation is hereby amended by striking out Article "Fourth" thereof and by substituting in lieu of said Article the following new Article:

     Fourth: The total number of shares of stock which the corporation has authority to issue is One Hundred Million (100,000,000) shares of common stock with a par value of $.001 per share.

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


Signed on December 2, 2003



                                                  /s/ John Fitzpatrick
                                                  --------------------
                                                  John Fitzpatrick
                                                  President


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                         CERTIFICATE OF AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION

        FIRST:         The name of this Corporation is Alveron Energy
Corp.


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                              ALVERON ENERGY CORP.
                  (Amendments to Certificiate of Incorporation)


THE FIRST ARTICLE IS AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

     The name of this Corporation is Rockdale Resources Corporation.

THE FOURTH ARTICLE IS AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

     The  authorized   capital  stock  of  the  Corporation   shall  consist  of
250,000,000 shares of common stock, $0.00001 par value, and 10,000,000 shares of preferred stock, $0.00001 par value.

     No share of common stock shall have any preference over or limitation in respect to any other share of such common stock. All shares of common stock shall have equal rights and privileges, including the following:

     1. All shares of common stock shall share equally in dividends. Subject to the applicable provisions of the laws of this State, the Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends in cash, property, or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in this Certificate of Incorporation. When any dividend is paid or any other distribution is made, in whole or in part, from sources other than unreserved and unrestricted earned surplus, such dividend or distribution shall be identified as such, and the source and amount per share paid from each source shall be disclosed to the stockholder receiving the same concurrently with the distribution thereof and to all other stockholders not later than six months after the end of the Corporation's fiscal year during which such distribution was made.

     2. All shares of common stock shall share equally in distributions in partial liquidation. Subject to the applicable provisions of the laws of this State, the Board of Directors of the Corporation may distribute, from time to time, to its stockholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets in cash or property, except when the Corporation is insolvent or when such distribution would render the Corporation insolvent. Each such distribution, when made, shall be identified as a distribution in partial liquidation, out of stated capital or capital surplus, and the source and amount per share paid from each source shall be disclosed to all stockholders of the Corporation concurrently with the distribution thereof. Any such distribution may be made by the Board of Directors from stated capital without the affirmative vote of any stockholders of the Corporation.

     3.a. Each outstanding share of common stock shall be entitled to one vote at stockholders' meetings, either in person or by proxy.

       b. The designations, powers, rights, preferences, qualifications, restrictions and limitations of the preferred stock shall be established from time to time by the Corporation's Board of Directors, in accordance with Delaware Law.
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            c. i) Cumulative voting shall not be allowed in elections of directors or for any purpose.


               ii) No holders of shares of capital stock of the Corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue. The Board of Directors of the Corporation, however, in its discretion by resolution, may determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of common stock of the Corporation, or solely to the holders of any class or classes of such stock, which the Corporation may now or hereafter be authorized to issue, in such proportions based on stock ownership as said board in its discretion may determine.

               iii) The Board of Directors may restrict the transfer of any of the Corporation's stock issued by giving the Corporation or any stockholder "first right of refusal to purchase" the stock, by making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the laws of this State. Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the Corporation.

               iv) The judgment of the Board of Directors as to the adequacy of any consideration received or to be received for any shares, options, or any other securities which the Corporation at any time may be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud, subject to the provisions of these Articles of Incorporation and any applicable law.

          Transactions with Directors and Other Interested Parties
          --------------------------------------------------------

          No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the Corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the corporation, individually, or any firm with which such director is affiliated may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of the Corporation, or a majority thereof, at or before the entering into such contract or transaction; and any director of the Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract
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     or transaction,  with like force and effect as if he were not such director or officer of such other corporation or not so interested.

          Limitation of Director Liability and Indemnification
          ----------------------------------------------------

     No director of the Corporation shall have liability to the Corporation or to its stockholders or to other security holders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provisions shall not eliminate or limit the liability of a director to the Corporation or to its shareholders or other security holders for monetary damages for: (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders or other security holders; (ii) acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of the law by such director; (iii) acts by such director as specified by Delaware law; or (iv) any transaction from which such director derived an improper personal benefit.

     No officer or director shall be personally liable for any injury to person or property arising out of a tort committed by an employee of the Corporation unless such officer or director was personally involved in the situation giving rise to the injury or unless such officer or director committed a criminal offense. The protection afforded in the preceding sentence shall not restrict other common law protections and rights that an officer or director may have.

     The word "director" shall include at least the following, unless limited by Delaware law: an individual who is or was a director of the Corporation and an individual who, while a director of a Corporation is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A director shall be considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. To the extent allowed by Delaware law, the word "director" shall also include the heirs and personal representatives of all directors.

     This Corporation shall be empowered to indemnify its officers and directors to the fullest extent provided by law, including but not limited to the provisions set forth in the laws of Delaware, as they may be amended from time to time.
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